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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, 333-17405, 333-89219, 333-93593, 333-34826, and 333-38444
on Form S-8 and Nos. 333-24685 and 333-43071 on Form S-3 of Rockwell International Corporation of our report dated November 1, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning a change in 2000 in the method of determining the cost of certain inventories from the last-in, first-out method to the first-in, first-out method and a change in 1998 in the method of accounting for certain inventoriable general and administrative costs related to government contracts), appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 2000 and to the reference to us under the heading "Experts" in the Prospectuses, which are part of the Registration Statements.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
November 22, 2000